Exhibit i.2
FIRST AMENDMENT TO THE AGREEMENT
     THIS FIRST AMENDMENT TO THE AGREEMENT dated as of October 31, 2005 (this “Amendment”), is executed by and between MVC Capital, Inc., a Delaware corporation (the “Fund”) and Michael Tokarz (“Tokarz”).
R E C I T A L S:
     A. The Fund and Tokarz entered into an Agreement dated as of November 1, 2003 (the “Agreement”), pursuant to which Tokarz serves as the Fund’s Portfolio Manager.
     B. At the present time the Fund and Tokarz are agreeable to an extension of the Management Term pursuant to the terms and conditions hereinafter set forth.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and Tokarz hereby agree as follows:
A G R E E M E N T S:
     1. Recitals. The foregoing Recitals are hereby made a part of this Amendment.
     2. Definitions. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Agreement.
     3. Amendment to the Agreement. Pursuant to Section 7.4 of the Agreement, the Agreement is hereby amended as follows:
    3.1 by deleting the reference to “October 31, 2005” in Section 1 of the Agreement and inserting “October 31, 2006” in lieu thereof.
     4. Continuing Force and Effect of the Agreement. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Agreement are incorporated by reference herein, and in all respects, shall continue in full force and effect. Tokarz and the Fund, by execution of this Amendment, hereby reaffirm, assume and bind themselves to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Agreement.
     5. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

MVC CAPITAL, INC.

By:	/s/ Robert C. Knapp

Name:	Robert C. Knapp
Title:	Director

Michael Tokarz
/s/ Michael Tokarz

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